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                                                                    Exhibit 14.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement, as amended (Form S-8 333-107766), pertaining to securities offered under the 2002 Employee Stock Option Plan of Siliconware Precision Industries Co., Ltd. of our report dated February 5, 2004 (except for the information in note 27 for which the date is June 8, 2004), with respect to the consolidated financial statements of Siliconware Precision Industries Co., Ltd. and its subsidiaries included in the Annual Report (Form 20-F) for the year ended December 31, 2003.

PricewaterhouseCoopers

Taichung, Taiwan
Republic of China

June 28, 2004